Intrepid Announces Third Quarter 2018 Results

DENVER, October 30, 2018 - Intrepid Potash, Inc. (Intrepid) (NYSE:IPI) today reported its results for the third quarter of 2018.

Key Q3 Takeaways

•	Net income of $3.4 million, or $0.03 per share, a $5.3 million increase compared to prior year third quarter net loss of $1.9 million, or $0.02 per share.

•	Cash flow from operations of $14.8 million, a $12.2 million increase compared to the prior year third quarter.

•	Total sales of $36.5 million, a $2.5 million increase compared to the prior year third quarter.

•
Higher average net realized sales prices per ton(1) and increased by-product sales drove improvements in potash and Trio® segment gross margins of $2.1 million and $1.0 million, respectively, compared to the prior year third quarter.

•	Water business delivers record quarter with $9.7 million in cash received.

"Higher realized prices for both potash and Trio®, increased by-product sales, and another quarter of solid demand for water added meaningfully to the bottom line in the third quarter," said Bob Jornayvaz, Intrepid's Executive Chairman, President and CEO. "Pricing momentum in the domestic agricultural markets continues with increases for potash and Trio® announced in early October. These price increases followed a summer fill that saw good subscription and a strong evaporation season at our potash facilities. Water sales remained steady, with total deliveries of $4.7 million. We received a record $9.7 million in cash during the quarter relating to water, bringing our year-to-date total to $23.1 million, which includes $9.1 million in contract liabilities, representing cash received for future water deliveries. As a result, we are raising the low end of our previous guidance and now expect $28 million to $35 million in cash from water this year. Led by the price increases in our potash and Trio® segments, we believe Intrepid is set up well for the fourth quarter and early 2019."

Consolidated Results

Intrepid generated third quarter net income of $3.4 million, or $0.03 per share, resulting in year-to-date net income of $4.1 million, or $0.03 per share. Consolidated gross margin increased to $9.0 million and $23.4 million in the third quarter and first nine months of 2018, respectively, compared to the prior year. Increased net income and gross margin were the result of increased water and by-product sales, improvement in the average net realized sales price per ton of potash, and reduced lower-of-cost-or-market adjustments in the Trio® segment.

Cash provided by operating activities increased year over year to $14.8 million and $52.9 million for the third quarter and first nine months of 2018, respectively. Increases were driven by increased water sales, payments received under a prearranged water commitment, and reduced interest expense.

Segment Highlights

Potash

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands, except per ton data)
Potash sales	$22,170	$20,711	$77,416	$75,745
Potash gross margin	$7,089	$5,027	$18,337	$11,371

Potash production volume (in tons)	60	56	230	237
Potash sales volume (in tons)	74	77	269	281

Average potash net realized sales price per ton(1)	$258	$232	$251	$236

Average net realized sales price per ton increased 11% and 6% for the third quarter and first nine months of 2018, respectively, which combined with increases in by-product sales, drove year-over-year improvements in gross margin. Sales decreased slightly compared to the prior year due to normal variations in the timing of sales to agricultural customers.

Potash production volumes during the quarter were similar to prior year with the solar facilities beginning production midway through the third quarter of 2018.

Trio®

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands, except per ton data)
Trio® sales	$10,320	$11,349	$50,402	$48,557
Trio® gross deficit	$(178)	$(1,235)	$(4,487)	$(6,738)

Trio® production volume (in tons)	60	51	162	192
Trio® sales volume (in tons)	36	43	182	178

Average Trio® net realized sales price per ton(1)	$200	$187	$194	$197

Production volumes increased 18% compared to the third quarter of the prior year as improvements to the langbeinite plant increased overall recovery rates. Year to date production volumes remained lower than the previous year due to the reduced operating schedule.

Sales volume decreased slightly during the third quarter of 2018 as inclement weather delayed some shipments into the fourth quarter of 2018 and Intrepid continued its price-over-volume strategy in the international market.

Gross deficit improved to $0.2 million in the third quarter of 2018 as previous price increases and a focus on more profitable markets drove an increase in average net realized sales price per ton compared to the prior year.

Liquidity

Cash provided by operations was $14.8 million during the third quarter of 2018 and cash spent on capital investments was $3.8 million. As of September 30, 2018, Intrepid had $37.2 million in cash and cash equivalents and $25.7 million available to borrow under its credit facility.

Notes

1 Average net realized sales price per ton is a non-GAAP financial measure. See the non-GAAP reconciliations set forth later in this press release for additional information.

Unless expressly stated otherwise or the context otherwise requires, references to tons in this press release refer to short tons. One short ton equals 2,000 pounds. One metric tonne, which many international competitors use, equals 1,000 kilograms or 2,204.62 pounds.

Conference Call Information

A teleconference to discuss the quarter is scheduled for October 30, 2018, at 10:00 a.m. ET. The dial-in number is 1-800-319-4610 for U.S. and Canada, and is +1-631-891-4304 for other countries. The call will also be streamed on the Intrepid website, intrepidpotash.com.

An audio recording of the conference call will be available through November 30, 2018, at intrepidpotash.com and by dialing 1-800-319-6413 for U.S. and Canada, or +1-631-883-6842 for other countries. The replay will require the input of the conference identification number 2649.

About Intrepid

Intrepid is a diversified mineral company that delivers potassium, magnesium, sulfur, salt and water products essential for customer success in agriculture, animal feed and the oil and gas industry. Intrepid is the only U.S. producer of muriate of potash, which is applied as an essential nutrient for healthy crop development, utilized in several industrial applications and used as an ingredient in animal feed. In addition, Intrepid produces a specialty fertilizer, Trio®, which delivers three key nutrients, potassium, magnesium, and sulfate, in a single particle. Intrepid also provides water, magnesium chloride, brine and various oilfield services.

Intrepid serves diverse customers in markets where a logistical advantage exists and is a leader in the use of solar evaporation for potash production, resulting in lower cost and more environmentally friendly production. Intrepid's mineral production comes from three solar solution potash facilities and one conventional underground Trio® mine.

Intrepid routinely posts important information, including information about upcoming investor presentations and press releases, on its website under the Investor Relations tab. Investors and other interested parties are encouraged to enroll at intrepidpotash.com, to receive automatic email alerts or RSS feeds for new postings.

Forward-looking Statements

This document contains forward-looking statements - that is, statements about future, not past, events. The forward-looking statements in this document relate to, among other things, statements about Intrepid's future financial performance, water sales, production costs, and operating plans, and its market outlook. These statements are based on assumptions that Intrepid believes are reasonable. Forward-looking statements by their nature address matters that are uncertain. The particular uncertainties that could cause Intrepid's actual results to be materially different from its forward-looking statements include the following:

•	changes in the price, demand, or supply of Intrepid's products;

•
Intrepid's ability to successfully identify and implement any opportunities to grow its business whether through expanded sales of Trio®, water, by-products, and other non-potassium related products or other revenue diversification activities;

•	challenges to Intrepid's water rights;

•	Intrepid's ability to comply with the terms of its senior notes and its revolving credit facility, including the underlying covenants, to avoid a default under those agreements;

•	Intrepid's ability to sell Trio® internationally and manage risks associated with international sales, including pricing pressure and freight costs;

•	the costs of, and Intrepid's ability to successfully execute, any strategic projects;

•	declines or changes in agricultural production or fertilizer application rates;

•	declines in the use of potassium-related products or water by oil and gas companies in their drilling operations;

•	further write-downs of the carrying value of assets, including inventories;

•
circumstances that disrupt or limit production, including operational difficulties or variances, geological or geotechnical variances, equipment failures, environmental hazards, and other unexpected events or problems;

•	changes in reserve estimates;

•	currency fluctuations;

•	adverse changes in economic conditions or credit markets;

•	the impact of governmental regulations, including environmental and mining regulations, the enforcement of those regulations, and governmental policy changes;

•	adverse weather events, including events affecting precipitation and evaporation rates at Intrepid's solar solution mines;

•	increased labor costs or difficulties in hiring and retaining qualified employees and contractors, including workers with mining, mineral processing, or construction expertise;

•	changes in the prices of raw materials, including chemicals, natural gas, and power;

•	Intrepid's ability to obtain and maintain any necessary governmental permits or leases relating to current or future operations;

•	interruptions in rail or truck transportation services, or fluctuations in the costs of these services;

•	Intrepid's inability to fund necessary capital investments; and

•
the other risks, uncertainties, and assumptions described in Intrepid's periodic filings with the Securities and Exchange Commission, including in "Risk Factors" in Intrepid's Annual Report on Form 10-K for the year ended December 31, 2017.

In addition, new risks emerge from time to time. It is not possible for Intrepid to predict all risks that may cause actual results to differ materially from those contained in any forward-looking statements Intrepid may make.

All information in this document speaks as of the date of this release. New information or events after that date may cause our forward-looking statements in this document to change. We undertake no duty to update or revise publicly any forward-looking statements to conform the statements to actual results or to reflect new information or future events.

Contact:
Matt Preston, Investor Relations
Phone: 303-996-3048
Email: matt.preston@intrepidpotash.com

INTREPID POTASH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Sales	$36,528	$34,029	$140,736	$127,691
Less:
Freight costs	6,196	6,160	24,862	22,867
Warehousing and handling costs	2,192	2,046	7,067	7,013
Cost of goods sold	19,180	19,555	84,580	85,249
Lower-of-cost-or-market inventory adjustments	—	667	781	4,808
Gross Margin	8,960	5,601	23,446	7,754

Selling and administrative	5,121	4,623	15,281	13,683
Accretion of asset retirement obligation	417	390	1,251	1,168
Restructuring expense	—	—	—	266
Care and maintenance expense	119	293	366	1,404
Other operating (income) expense	(934)	467	(65)	2,758
Operating Income (Loss)	4,237	(172)	6,613	(11,525)

Other Income (Expense)
Interest expense, net	(864)	(1,994)	(2,620)	(10,631)
Interest income	—	—	99	5
Other income	23	128	103	514
Income (Loss) Before Income Taxes	3,396	(2,038)	4,195	(21,637)

Income Tax (Expense) Benefit	(46)	130	(46)	117
Net Income (Loss)	$3,350	$(1,908)	$4,149	$(21,520)

Weighted Average Shares Outstanding:
Basic	128,233	126,602	127,921	111,768
Diluted	130,894	126,602	130,983	111,768
Earnings (Loss) Per Share:
Basic	$0.03	$(0.02)	$0.03	$(0.19)
Diluted	$0.03	$(0.02)	$0.03	$(0.19)

INTREPID POTASH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
AS OF SEPTEMBER 30, 2018 AND DECEMBER 31, 2017
(In thousands, except share and per share amounts)

	September 30,	December 31,
	2018	2017
ASSETS
Cash and cash equivalents	$37,214	$1,068
Accounts receivable:
Trade, net	18,289	17,777
Other receivables, net	3,801	762
Refundable income taxes	—	2,663
Inventory, net	77,394	83,126
Prepaid expenses and other current assets	5,443	6,088
Total current assets	142,141	111,484

Property, plant, equipment, and mineral properties, net	350,211	364,542
Long-term parts inventory, net	29,915	30,611
Other assets, net	3,502	3,955
Total Assets	$525,769	$510,592

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable:
Trade	$7,794	$11,103
Related parties	28	28
Income taxes payable	210	—
Accrued liabilities	10,183	8,074
Accrued employee compensation and benefits	5,543	4,317
Advances on credit facility	—	3,900
Current portion of long-term debt	10,000	10,000
Other current liabilities	10,239	65
Total current liabilities	43,997	37,487

Long-term debt, net	49,537	49,437
Asset retirement obligation	22,727	21,476
Other non-current liabilities	—	102
Total Liabilities	116,261	108,502

Commitments and Contingencies
Common stock, $0.001 par value; 400,000,000 shares authorized;
128,232,942 and 127,646,530 shares outstanding
at September 30, 2018, and December 31, 2017, respectively	128	128
Additional paid-in capital	649,082	645,813
Retained deficit	(239,702)	(243,851)
Total Stockholders' Equity	409,508	402,090
Total Liabilities and Stockholders' Equity	$525,769	$510,592

INTREPID POTASH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Cash Flows from Operating Activities:
Net income (loss)	$3,350	$(1,908)	$4,149	$(21,520)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Allowance for doubtful accounts	(279)	420	100	420
Depreciation, depletion, and accretion	8,180	8,270	25,089	25,890
Amortization of deferred financing costs	183	246	550	1,596
Stock-based compensation	1,299	993	3,593	2,678
Lower-of-cost-or-market inventory adjustments	—	667	781	4,808
(Gain) loss on disposal of assets	—	185	(84)	1,749
Allowance for parts inventory obsolescence	—	(20)	15	(20)
Changes in operating assets and liabilities:
Trade accounts receivable, net	3,198	(6,810)	(612)	(7,944)
Other receivables, net	(1,706)	530	(3,039)	(360)
Refundable income taxes	—	1,376	2,663	1,379
Inventory, net	(7,096)	(7,070)	5,631	(2,086)
Prepaid expenses and other current assets	(779)	276	649	4,867
Accounts payable, accrued liabilities, and accrued employee compensation and benefits	6,273	5,417	3,076	(143)
Income tax payable	38	—	210	—
Other liabilities	2,108	(23)	10,174	(781)
Net cash provided by operating activities	14,769	2,549	52,945	10,533

Cash Flows from Investing Activities:
Additions to property, plant, equipment, and mineral properties	(3,790)	(2,667)	(12,668)	(6,226)
Proceeds from sale of property, plant, equipment, and mineral properties	—	—	92	5,554
Net cash used in investing activities	(3,790)	(2,667)	(12,576)	(672)

Cash Flows from Financing Activities:
Issuance of common stock, net of transaction costs	—	1,651	—	59,130
Repayments of long-term debt	—	(6,000)	—	(75,000)
Proceeds from short-term borrowings on credit facility	—	1,500	13,500	9,000
Repayments of short-term borrowings on credit facility	—	(1,500)	(17,400)	(9,000)
Debt issuance costs	—	(29)	—	(128)
Employee tax withholding paid for restricted stock upon vesting	—	—	(371)	(158)
Proceeds from exercise of stock options	—	—	47	—
Net cash used in financing activities	—	(4,378)	(4,224)	(16,156)

Net Change in Cash, Cash Equivalents and Restricted Cash	10,979	(4,496)	36,145	(6,295)
Cash, Cash Equivalents and Restricted Cash, beginning of period	26,715	6,671	1,549	8,470
Cash, Cash Equivalents and Restricted Cash, end of period	$37,694	$2,175	$37,694	$2,175

Supplemental disclosure of cash flow information
Net cash paid (refunded) during the period for:
Interest	$53	$711	$1,629	$9,088
Income taxes	$7	$(1,506)	$(2,828)	$(1,496)
Accrued purchases for property, plant, equipment, and mineral properties	$915	$242	$915	$242

INTREPID POTASH, INC.
SELECTED OPERATING AND SEGMENT DATA (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Production volume (in thousands of tons):
Potash	60	56	230	237
Langbeinite	60	51	162	192
Sales volume (in thousands of tons):
Potash	74	77	269	281
Trio®	36	43	182	178

Average net realized sales price per ton (1)
Potash	$258	$232	$251	$236
Trio®	$200	$187	$194	$197

Three Months Ended September 30, 2018 (in thousands):	Potash	Trio®	Other	Consolidated
Sales	$22,170	$10,320	$4,038	$36,528
Less: Freight costs	3,060	3,136	—	6,196
Warehousing and handling costs	1,207	984	1	2,192
Cost of goods sold	10,814	6,378	1,988	19,180
Lower-of-cost-or-market inventory adjustments	—	—	—	—
Gross Margin (Deficit)	$7,089	$(178)	$2,049	$8,960
Depreciation, depletion and accretion incurred(2)	$6,288	$1,668	$224	$8,180

Nine Months Ended September 30, 2018 (in thousands):	Potash	Trio®	Other	Consolidated
Sales	$77,416	$50,402	$12,918	$140,736
Less: Freight costs	9,795	15,067	—	24,862
Warehousing and handling costs	3,773	3,285	9	7,067
Cost of goods sold	45,511	35,756	3,313	84,580
Lower-of-cost-or-market inventory adjustments	—	781	—	781
Gross Margin (Deficit)	$18,337	$(4,487)	$9,596	$23,446
Depreciation, depletion and accretion incurred(2)	$19,556	$5,038	$495	$25,089

Three Months Ended September 30, 2017 (in thousands):	Potash	Trio®	Other	Consolidated
Sales	$20,711	$11,349	$1,969	$34,029
Less: Freight costs	2,864	3,296	—	6,160
Warehousing and handling costs	1,173	873	—	2,046
Cost of goods sold	11,534	7,861	160	19,555
Lower-of-cost-or-market inventory adjustments	113	554	—	667
Gross Margin (Deficit)	$5,027	$(1,235)	$1,809	$5,601
Depreciation, depletion and accretion incurred(2)	$6,567	$1,687	$16	$8,270

Nine Months Ended September 30, 2017 (in thousands):	Potash	Trio®	Other	Consolidated
Sales	$75,745	$48,557	$3,389	$127,691
Less: Freight costs	9,401	13,466	—	22,867
Warehousing and handling costs	4,051	2,962	—	7,013
Cost of goods sold	50,776	34,205	268	85,249
Lower-of-cost-or-market inventory adjustments	146	4,662	—	4,808
Gross Margin (Deficit)	$11,371	$(6,738)	$3,121	$7,754
Depreciation, depletion and accretion incurred(2)	$20,685	$5,091	$114	$25,890

(1) Average net realized sales price per ton is a non-GAAP financial measure. See the non-GAAP reconciliations set forth later in this press release for additional information.

(2) Depreciation, depletion and accretion incurred for potash and Trio® excludes depreciation, depletion and accretion amounts absorbed in or (relieved from) inventory.

INTREPID POTASH, INC.
UNAUDITED NON-GAAP RECONCILIATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(In thousands, except per share amounts)

To supplement Intrepid's consolidated financial statements, which are prepared and presented in accordance with GAAP, Intrepid uses several non-GAAP financial measures to monitor and evaluate its performance. These non-GAAP financial measures include adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted EBITDA, and average net realized sales price per ton. These non-GAAP financial measures should not be considered in isolation, or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, because the presentation of these non-GAAP financial measures varies among companies, these non-GAAP financial measures may not be comparable to similarly titled measures used by other companies.

Intrepid believes these non-GAAP financial measures provide useful information to investors for analysis of its business. Intrepid uses these non-GAAP financial measures as one of its tools in comparing period-over-period performance on a consistent basis and when planning, forecasting, and analyzing future periods. Intrepid believes these non-GAAP financial measures are used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the potash mining industry. Many investors use the published research reports of these professional research analysts and others in making investment decisions.

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Diluted Share

Adjusted net income (loss) and adjusted net income (loss) per diluted share are calculated as net income (loss) or income (loss) per diluted share adjusted for certain items that impact the comparability of results from period to period, as set forth in the reconciliation below. Intrepid considers these non-GAAP financial measures to be useful because they allow for period-to-period comparisons of its operating results excluding items that Intrepid believes are not indicative of its fundamental ongoing operations.

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands)
Net Income (Loss)	$3,350	$(1,908)	$4,149	$(21,520)
Adjustments
Restructuring expense(1)	—	—	—	266
Write-off of deferred financing fees(2)	—	60	—	819
Make-whole payment(3)	—	448	—	3,001
Total adjustments	—	508	—	4,086
Adjusted Net Income (Loss)	$3,350	$(1,400)	$4,149	$(17,434)

Reconciliation of Net Income (Loss) per Share to Adjusted Net Income (Loss) per Share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net Income (Loss) Per Diluted Share	$0.03	$(0.02)	$0.03	$(0.19)
Adjustments
Restructuring expense(1)	—	—	—	—
Write-off of deferred financing fees(2)	—	—	—	0.01
Make-whole payment(3)	—	—	—	0.03
Calculated income tax effect(4)	—	—	—	—
Total adjustments	—	—	—	0.04
Adjusted Net Income (Loss) Per Diluted Share	$0.03	$(0.02)	$0.03	$(0.15)

(1) Intrepid recorded restructuring expense of $0.3 million during the first nine months of 2017, related to a scheduling change at its East facility.

(2) During the third quarter of 2017, Intrepid made an early repayment of $6.0 million of principal on its senior notes. As a result, Intrepid wrote off a portion of the financing fees that had previously been capitalized related to the senior notes. The write-off of deferred financing fees is reflected in Intrepid's financial statements as interest expense.

(3) During the third quarter of 2017, Intrepid made an early repayment of principal on its senior notes. The payment totaled $6.4 million, of which $0.4 million related to an additional make-whole payment.

(4) Due to Intrepid's valuation allowance against its deferred tax asset, this calculation assumes a 0% effective tax rate.

Adjusted EBITDA

Adjusted earnings before interest, taxes, depreciation, and amortization (or adjusted EBITDA) is calculated as net income (loss) adjusted for certain items that impact the comparability of results from period to period, as set forth in the reconciliation below. Intrepid considers adjusted EBITDA to be useful because the measure reflects Intrepid's operating performance before the effects of certain non-cash items and other items that Intrepid believes are not indicative of its core operations. Intrepid uses adjusted EBITDA to assess operating performance.

Reconciliation of Net Income (Loss) to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands)
Net Income (Loss)	$3,350	$(1,908)	$4,149	$(21,520)
Restructuring expense(1)	—	—	—	266
Interest expense	864	1,994	2,620	10,631
Income tax expense	46	(130)	46	(117)
Depreciation, depletion, and accretion	8,180	8,270	25,089	25,890
Total adjustments	9,090	10,134	27,755	36,670
Adjusted EBITDA	$12,440	$8,226	$31,904	$15,150

(1) Intrepid recorded restructuring expense of $0.3 million during the first nine months of 2017, related to a scheduling change at its East facility.

Average Net Realized Sales Price per Ton

Average net realized sales price per ton is calculated as sales, less freight costs, divided by the number of tons sold in the period. Intrepid considers average net realized sales price per ton to be useful because it shows average per-ton pricing without the effect of certain transportation and delivery costs. When Intrepid arranges transportation and delivery for a customer, it includes in revenue and in freight costs the costs associated with transportation and delivery. However, many of the Intrepid's customers arrange for and pay their own transportation and delivery costs, in which case these costs are not included in Intrepid's revenue and freight costs. Intrepid uses average net realized sales price per ton as a key performance indicator to analyze sales and pricing trends.

Reconciliation of Sales to Average Net Realized Sales Price per Ton:

	Three Months Ended September 30,
	2018			2017
	(in thousands, except per ton data)
	Potash	Trio®	Total	Potash	Trio®	Total
Sales	$22,170	$10,320	$32,490	$20,711	$11,349	$32,060
Freight costs	3,060	3,136	6,196	2,864	3,296	6,160
Subtotal	$19,110	$7,184	$26,294	$17,847	$8,053	$25,900

Divided by:
Tons sold	74	36		77	43
Average net realized sales price per ton	$258	$200		$232	$187

	Nine Months Ended September 30,
	2018			2017
	(in thousands, except per ton data)
	Potash	Trio®	Total	Potash	Trio®	Total
Sales	$77,416	$50,402	$127,818	$75,745	$48,557	$124,302
Freight costs	9,795	15,067	24,862	9,401	13,466	22,867
Subtotal	$67,621	$35,335	$102,956	$66,344	$35,091	$101,435

Divided by:
Tons sold	269	182		281	178
Average net realized sales price per ton	$251	$194		$236	$197